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                                                                   Exhibit 24(A)



                            DUKE ENERGY CORPORATION

                               Power of Attorney
                               -----------------

                                $1,000,000,000

                         aggregate principal amount of

                      First and Refunding Mortgage Bonds

                                      and

                                Debt Securities
                                 (Securities)


     The undersigned does hereby constitute and appoint Richard J. Osborne to act as attorney-in-fact for and in the name, place and stead of the undersigned to execute, seal, sign and file with the Securities and Exchange Commission a Registration Statement of Duke Energy Corporation on Form S-3 and any and all amendments thereto for the purpose of registering under the Securities Act of 1933 the Securities, hereby granting to said attorney-in-fact, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and approving the acts of said attorney-in-fact.

     Executed as of the 31st day of August, 1998.



                                             -------------------------
                                                    R. B. Priory
                                             Chairman of the Board and
                                              Chief Executive Officer